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                                                                    EXHIBIT 99.1

Schedule II - Valuation and Qualifying Accounts

                                                         ACQUISITION                           DEDUCTIONS
                                          BEGINNING          OF          ADDITIONS CHARGED     CHARGED TO
                                           BALANCE        BUSINESS           TO INCOME           RESERVE      ENDING BALANCE
                                          ----------     -----------     -----------------     ----------     --------------
Accounts receivable allowances - 2005     $1,283,000      $ 260,000          $1,892,000        $2,095,000       $1,340,000
Accounts receivable allowances - 2004     $1,341,000              -          $2,040,000        $2,098,000       $1,283,000
Accounts receivable allowances - 2003     $1,546,000              -          $1,997,000        $2,202,000       $1,341,000

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            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF RENAISSANCE LEARNING, INC. AND
SUBSIDIARIES:

     We have audited the consolidated financial statements of Renaissance Learning, Inc. and subsidiaries (the "Company") as of December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2005, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2005, and have issued our reports thereon dated February 22, 2006; such reports are included elsewhere in this Form 10-K. Our audits also included the consolidated financial statement schedule of the Company listed in Item 15. The consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

                                          DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
February 22, 2006